UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2021

Accustem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

Accustem Sciences Limited

107 Cheapside, 9th Floor

London EC2V 6DN United Kingdom

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed for purposes of giving notice that Accustem Sciences Inc., a Delaware corporation (“New Accustem”), has become the successor issuer to Accustem Sciences Limited, a public limited company incorporated in England and Wales (“Old Accustem”), pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such succession occurred following the effectiveness, on December 1, 2021 (the “Effective Time”), of a United Kingdom court-approved scheme of arrangement (the “Scheme of Arrangement”) in which (i) every 20 ordinary shares, £0.01 par value per share, of Old Accustem (the “Old Accustem Ordinary Shares”) were exchanged for one share of common stock, $0.001 par value per share, of New Accustem (the “New Accustem Common Stock”) and (ii) every 10 Accustem American Depository Shares (“ADS”) representing two Old Accustem Ordinary Shares were exchanged for one New Accustem Common Stock, which resulted in New Accustem becoming the holding company of Old Accustem.

Item 1.01	Entry into a Material Definitive Agreement.

New Options

As of the Effective Time, the option instruments to purchase Old Accustem Ordinary Shares granted by Old Accustem (the “Old Options”) were exchanged automatically in consideration of the grant of new options by New Accustem which, in the opinion of the board of directors of Old Accustem, are equivalent to the Old Options, but relate to the New Accustem Common Stock.

The exercise price of the options to purchase up to 1,069,244 shares of New Accustem Common Stock granted in exchange for the Old Options (the “New Options”) is between $0.42 and $1.06 per share of common stock. 100,005 of the New Options are exercisable until August 1, 2031 and the remainder are exercisable until November 30, 2031.

The foregoing description of the New Options does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Options, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreement

As of the Effective Time, the Board of Directors of New Accustem (the “New Accustem Board”) adopted a form of indemnification agreement to be entered into with the directors and officers of New Accustem (the “Indemnification Agreement”). The Indemnification Agreement provides that, subject to the provisions of the Delaware General Corporation Law (the “DGCL”), New Accustem is required, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, retainers, court costs, travel expenses, and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals incurred by a director or officer of New Accustem in any action or proceeding arising out of his or her service as a director or officer of New Accustem.

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2021, at the Effective Time of the Scheme of Arrangement, Old Accustem completed the company’s redomiciliation from the United Kingdom to Delaware. In connection with the completion of the Scheme of Arrangement, New Accustem acquired all of the issued share capital of Old Accustem in exchange for the issuance of the New Accustem Common Stock and became the publicly-traded parent company of Old Accustem.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Scheme of Arrangement, as of the Effective Time, New Accustem issued an aggregate of 9,999,132 shares of New Accustem Common Stock in exchange for the entire issued share capital of Old Accustem in a transaction exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. No cash was paid for these shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Old Accustem Plans

As of the Effective Time, New Accustem assumed Old Accustem’s obligations under its 2021 share option scheme and other arrangements under which incentives in relation to Old Accustem Ordinary Shares were agreed with before the Effective Time (collectively, the “Old Accustem Plan”) and replaced all equity awards granted under the Old Accustem Plan with equivalent equity awards for New Accustem Common Stock.

2021 Stock Incentive Plan

As of the Effective Time, New Accustem’s 2021 Equity Incentive Plan (the “2021 Plan”), became effective. The 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Any employee, director or consultant of New Accustem or any of its subsidiaries will be eligible to participate in the 2021 Plan. The number of shares of New Accustem Common Stock that will be reserved for issuance under the 2021 Plan will be 2,000,000.

The foregoing description of the 2021 Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2021 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2021, New Accustem filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware in connection with the Effective Time. The New Accustem Board and its stockholder previously approved the Restated Certificate of Incorporation to be filed in connection with, and to be effective upon, the Effective Time. The bylaws of New Accustem (the “A Bylaws”), which were previously approved by the New Accustem Board, became effective upon the Effective Time.

The following descriptions of the Restated Certificate of Incorporation and Bylaws do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Restated Certificate of Incorporations and Bylaws, copies of which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Description of Capital Stock

New Accustem is authorized to issue 150,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by the stockholders of New Accustem shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by the New Accustem Board, subject to any preferential dividend or other rights of outstanding preferred stock.

Upon New Accustem’s dissolution or liquidation, the holders of common stock are entitled to receive proportionately New Accustem’s net assets available after the payment of all debts and other liabilities and subject to the preferential or other rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. New Accustem’s outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which New Accustem may designate and issue in the future.

Preferred Stock

Pursuant to the Restated Certificate of Incorporation, the New Accustem Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. The New Accustem Board has the discretion to determine the designations, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing the New Accustem Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of New Accustem’s outstanding voting stock. New Accustem has no present plans to issue any shares of preferred stock, and no shares of preferred stock are currently outstanding.

Delaware Law, Certificate of Incorporation and Bylaw Provisions

The Bylaws provides that New Accustem’s directors shall be elected at each annual meeting of stockholders and that each director elected to the New Accustem Board shall hold office until the next annual meeting of stockholders. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal. In addition, the Bylaws provide that New Accustem’s directors may be removed only for cause and only by the affirmative vote or written consent of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of voting stock. Any vacancy on the New Accustem Board may only be filled by a majority of New Accustem’s directors then in office or by a sole remaining director unless otherwise determined by the New Accustem Board. The Bylaws provide that stockholders of the Company may not take action by written consent. The Bylaws provides that special meetings of the stockholders may only be called by a majority of the New Accustem Board, the Chief Executive Officer or the Chairman of the New Accustem Board.

The Restated Certificate and Bylaws contains provisions permitted under the DGCL relating to the liability of directors. The Restated Certificate and Bylaws contain provisions to indemnify New Accustem’s directors and officers to the fullest extent permitted by the DGCL. New Accustem believes that these provisions will assist New Accustem in attracting and retaining qualified individuals to serve as directors and officers.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As of the Effective Time, New Accustem has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of New Accustem. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated in this Item 5.05 by reference.

Item 8.01	Other Events.

Successor Issuer

In connection with the effectiveness of the Scheme of Arrangement, and by operation of Rule 12g-3(a) promulgated under the Exchange Act, New Accustem is the successor issuer to Old Accustem, and has succeeded to the attributes of Old Accustem as the registrant. Shares of New Accustem Common Stock are deemed to be registered under Section 12(g) of the Exchange Act, and New Accustem is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Securities and Exchange Commission (the “SEC”) using Old Accustem’s SEC file number (000-56257). New Accustem hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Accustem Sciences Inc.

3.2	Bylaws of Accustem Sciences Inc.

4.1	Form of New Option

10.1+	Form of Indemnification Agreement

10.2+	Accustem Sciences Inc. 2021 Equity Incentive Plan

14.1	Code of Business Conduct and Ethics of Accustem Sciences Inc.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: December 3, 2021	By:	/s/ Keeren Shah
Keeren Shah Chief Financial Officer